Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Amendment”) is made as of June 16, 2020, by and among ULTRA RESOURCES, INC., a Delaware corporation and a debtor and debtor-in-possession (the “Borrower”), each of the Lenders party hereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into that certain Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 19, 2020, among the Borrower, UP Energy Corporation, as Parent Guarantor, the Administrative Agent, Wilmington Trust, National Association, as Collateral Agent, and the Lenders and other parties from time to time party thereto (the “Credit Agreement”);

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders constituting the Majority Lenders have agreed, as set forth herein, to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1.    Defined Terms. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Amendment. Unless otherwise specified, all section references in this Amendment refer to sections of the Credit Agreement.

ARTICLE II.

AMENDMENTS TO CREDIT AGREEMENT

Section 2.1.    Defined Terms. Section 1.02 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“Material Adverse Effect” means, other than (x) as a result of events related to or leading up to and following the filing of the Chapter 11 Cases including the events and circumstances surrounding the COVID-19 pandemic, (which, as of the Petition Date, is ongoing) and its related economic impact), or that occur as a result of implementation of the Plan of Reorganization, and any defaults under agreements that have no effect under the terms of the Bankruptcy Code as a result of the filing of the Chapter 11 Cases, and (y) the filing of the Chapter 11 Cases, any event, change, effect, occurrence, development, circumstance, condition, result, state of fact or change of fact, or the worsening of any of the foregoing (each, an “Event”), that, individually or together with all other Events, has had or would reasonably be expected to have, a material adverse effect on either (i) the business, operations, assets, financial condition or results of operations of the Parent Guarantor, the Borrower and their Restricted Subsidiaries, taken as a whole, or (ii) the material rights and remedies available to the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole, in each case, under the Loan Documents or (iii) the ability of the Credit Parties, taken as a whole, to perform their payment obligations to the Lenders, in each case, under the Loan Documents.

“Change in Control” means

(a)    any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), shall at any time have acquired direct or indirect beneficial ownership of voting power of the outstanding Equity Interests of Ultra Petroleum having more than 35% of the ordinary voting power for the election of directors of Ultra Petroleum; or

(b)    at any time Continuing Directors shall not constitute at least a majority of the directors of Ultra Petroleum; or

(c)    Ultra Petroleum shall at any time cease to have beneficial ownership, and the power to vote or direct the voting, of at least 100% of the outstanding Equity Interests in the Borrower.

As used in this definition, “beneficial ownership” (which may be direct or indirect) has the meaning provided in Rules 13(d)-3 and 13(d)-5 under the Exchange Act.

Section 2.2.    Amendment to Article VI (Conditions Precedent).

(a)    Section 6.02(d) is hereby amended and restated in its entirety to read as follows:

“(d)    Validity and Priority of Liens. The Collateral Agent, for the benefit of the Secured Parties, shall have valid, binding, enforceable, non-avoidable, and automatically and fully and properly perfected Liens on, and security interests in, the Collateral, in each case, having the priorities set forth in the Orders (it being agreed and understood that the enforceability, validity and priorities of such Liens on, and security interests in, the Collateral are subject to the Carve-Out in all respects).”

Section 2.3.    Amendment to Article VII (Representations and Warranties).

(a)    Section 7.07(b) is hereby amended and restated in its entirety to read as follows:

“(b)    [Reserved].”

Section 2.4.    Amendment to Article VIII (Affirmative Covenants).

(a)    Section 8.06 is hereby amended by inserting “To the extent permitted by the Bankruptcy Court or pursuant to a Court order, as and if applicable” immediately before “Parent Guarantor”.

Section 2.5.    Amendment to Article X (Events of Default).

(a)    Section 10.01(b) is hereby amended by inserting “unless Borrower is prohibited or excused from making any such payment by the Bankruptcy Court” immediately after “Business Days”; and

(b)    Section 10.01(n) is hereby amended and restated in its entirety to read as follows:

“(n)    the Restructuring Support Agreement is terminated by any party thereto or otherwise any party thereto terminates the Restructuring Support Agreement as to itself (other than (x) in a termination by the occurrence of any Noteholder Termination Event and/or (y) a Termination Event available to any other party to the Restructuring Support Agreement upon the occurrence of a Noteholder Termination Event) in accordance with the terms thereof; or”.

Section 2.6.    Amendment to Schedule 9.01 (Milestones).

(a)    Schedule 9.01 is hereby deleted in its entirety and is amended and restated as set forth on Exhibit A attached hereto.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1.    First Amendment Effective Date. This Amendment shall become effective as of the date written above (such date, the “First Amendment Effective Date”) upon the Administrative Agent receipt of counterparts of this Amendment duly executed and delivered by the Borrower and the Lenders constituting the Majority Lenders.

ARTICLE IV.

MISCELLANEOUS

Section 4.1.    Ratification of Agreements. The Loan Documents, as they may be affected by this Amendment, are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 4.2.    Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement (as they may be affected by this Amendment) pertaining to Loan Documents apply thereto.

Section 4.3.    Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflicts of laws to the extent that the same are not mandatorily applicable by statute and the application of the laws of another jurisdiction would be required thereby.

Section 4.4.    Jury Trial Waiver. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.5.    Counterparts; Fax. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.6. Administrative Agent Authorization. Each of the undersigned Lenders, constituting the Required Lenders, hereby authorizes the Administrative Agent to execute and deliver this Amendment on its behalf and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment.

THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Nicole Kroll
Name: Nicole Kroll
Title: Assistant Vice President

[Ultra Resources - Signature Page to First Amendment to DIP Credit Agreement]

[CONSENTING LENDER SIGNATURE PAGES ON FILE WITH THE ADMINISTRATIVE AGENT]

[Ultra Resources - Signature Page to First Amendment to DIP Credit Agreement]

Agreed and acknowledged:

ULTRA RESOURCES, INC., as Borrower

By:	/s/ David W. Honeyfield
Name: David W. Honeyfield
Title: SVP & Chief Financial Officer

[Ultra Resources - Signature Page to First Amendment to DIP Credit Agreement]

Exhibit A

Schedule 9.01

Milestones

1.	As soon as reasonably practicable, but in no event later than three (3) Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

2.

As soon as reasonably practicable, but in no event later than fourteen (14) days after the Petition Date, the Debtors shall have filed with the Bankruptcy Court the Plan of Reorganization and the Disclosure Statement;

3.	As soon as reasonably practicable, but in no event later than forty (40) days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

4.	As soon as reasonably practicable, but in no event later than one hundred and fifteen (115) days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order; and

5.	As soon as reasonably practicable, but in no event later than one hundred and forty-five (145) days after the Petition Date, the Plan Effective Date shall have occurred.

As used in this Schedule 9.01, the following terms have the meanings specified below:

“Disclosure Statement” means the related disclosure statement with respect to the Plan of Reorganization that is prepared and distributed in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Rule 3018 of the Federal Rules of Bankruptcy Procedure and other applicable law, and all exhibits, schedules, supplements, modifications and amendments thereto, all of which shall be consistent in all material respects with the Restructuring Support Agreement and otherwise in form and substance reasonably acceptable to the Required Lenders.